SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2009

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 20, 2009, TVI Corporation’s wholly-owned subsidiary, Signature Special Event Services, Inc. (“SSES”), and Welcome Holdings, L.L.C., a Florida limited liability company (the “Landlord”), entered into a Mutual Lease Termination Agreement (the “Termination Agreement”) whereby the parties terminated the Lease Agreement dated February 22, 2007 (the “Lease Agreement”). Pursuant to the Lease Agreement, the Company leased approximately 4 acres consisting of certain premises commonly known as 750 Central Florida Parkway, Orlando, Florida comprised of two buildings, one office trailer and lot space (the “Premises”) for an initial term of five years, which was scheduled to expire on March 31, 2012. SSES utilized the premises for storing and warehousing certain of its tent-rental products. Under the Lease Agreement, SSES was required to pay the Landlord a base monthly rent of approximately $30,000.00 plus Florida state sales tax which is currently at the rate of 6.5%. In addition, SSES was required to pay all real estate taxes and assessment levied against the Premises.

Pursuant to the terms of the Termination Agreement, the Lease Agreement will terminate effective January 31, 2009 (the “Termination Date”) and SSES will fully and finally surrender the Premises to the Landlord at that time, although it vacated the Premises in October of 2008. In consideration for the Landlord’s agreement to terminate the Lease Agreement, the Termination Agreement provides that SSES will pay Landlord $180,000.00 as a Lease Agreement termination fee payable by check in the amount of $150,000.00 and Landlord retaining the previously-deposited security deposit in the sum of $30,000.00. In addition, SSES will pay directly to the taxing authority $26,545.60 for 2008 real estate taxes payable for the Premises. The Termination Agreement provides that upon termination of the Lease Agreement, Landlord and SSES shall be fully and unconditionally released and discharged from their respective obligations arising from or connected with the provisions of the Lease Agreement.

The Lease Agreement has been terminated in connection with the Company’s decision to exit the tent-rental business and to divest all related assets in an effort to reduce costs and streamline its business, a decision which the company announced in October 2008.

There are no material relationships between SSES and the Landlord other than in respect of the Lease Agreement, the Termination Agreement and the related documents.

The foregoing description is a summary of certain terms of the Termination Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Termination Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above of this Current Report is incorporated by reference into this Item 1.02. Such description is a summary of certain terms of the Termination Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Termination Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above of this Current Report is incorporated by reference into this Item 2.03. Such description is a summary of certain terms of the Termination Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Termination Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Mutual Lease Termination Agreement, by and between Signature Special Event Services, Inc. and Welcome Holdings, L.L.C., dated January 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: January 23, 2009	/s/ Sherri S. Voelkel
Sherri S. Voelkel
Senior Vice President and Chief Financial Officer

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